UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
(Amendment No.__ )

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Tredegar Corporation

(Name of Registrant as Specified In Its Charter)

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Tredegar Corporation

1100 Boulders Parkway
Richmond, Virginia 23225

Annual Meeting of Shareholders

March 12, 2002

To Our Shareholders:

        We invite you to attend the Annual Meeting of Shareholders to be held at the Jepson Alumni Center of the University of Richmond (Robins Pavilion), 49 Crenshaw Way, Richmond, Virginia, on Thursday, April 25, 2002, at 9:30 a.m., Eastern Daylight Time. A formal notice of the meeting, a proxy statement and a proxy form are enclosed. You are being asked to elect directors and to approve the designation of auditors for the coming year.

        There are four ways for you to exercise your vote. You may vote by completing, signing, dating and returning the enclosed proxy in the self-addressed, stamped envelope enclosed. You also have the option of voting your shares by telephone or via the Internet. Please see pages 1 - 2 for instructions. Finally, you may vote in person at the meeting, even if you return the proxy.

        We are also pleased to offer you the option to receive future proxy statements and annual reports electronically through the Internet. You can sign up for this service by following the instructions on page 3. Receiving these materials through the Internet is not only convenient, but also an environmentally-conscious, cost-effective alternative to printing and mailing. We hope you will take advantage of this service if you have a computer with Internet access.

        On behalf of myself and the Board of Directors, I would like to thank you for your continued interest in and support of Tredegar.

Sincerely yours, /s/ John D. Gottwald John D. Gottwald Chairman of the Board

TREDEGAR CORPORATION

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TIME:	Thursday, April 25, 2002, at 9:30 a.m.

PLACE:	Jepson Alumni Center University of Richmond 49 Crenshaw Way Richmond, Virginia 23173 (see directions on reverse)

ITEMS OF BUSINESS:	1.	To elect one director to serve until the 2004 Annual Meeting and two directors to serve until the 2005 Annual Meeting and until their successors are elected;

2.	To approve the designation of PricewaterhouseCoopers LLP as auditors for the fiscal year ending December 31, 2002; and

3.	To conduct any other business properly raised at the meeting.

WHO MAY VOTE:	You can vote if you were a shareholder of record on March 1, 2002.

DATE OF MAILING:	This notice and the Proxy Statement are first being mailed to shareholders on or about March 12, 2002.

By Order of the Board of Directors /s/ Nancy M. Taylor Nancy M. Taylor, Secretary

PROXY STATEMENT

for

ANNUAL MEETING OF SHAREHOLDERS
TREDEGAR CORPORATION

To be held April 25, 2002

Approximate date of mailing--March 12, 2002

VOTING INFORMATION

The Board of Directors (the “Board”) of Tredegar Corporation, a Virginia corporation, is soliciting your proxy for the Annual Meeting of Shareholders to be held on Thursday, April 25, 2002. This proxy statement and proxy card contain information about the items you will be voting on at the Annual Meeting.

Who may vote?

You may vote if you owned Tredegar shares on March 1, 2002, the date for determining shareholders entitled to vote at the meeting. On that date, there were 38,255,249 outstanding shares of Common Stock. Each share of Common Stock is entitled to one vote.

What are the proposals shareholders will be voting on at the meeting?

You will be voting on the following:

•	The election of three directors;

•	The approval of PricewaterhouseCoopers LLP as auditors for the fiscal year ending December 31, 2002; and

•	The conduct of any other business properly raised at the meeting.

How do I vote my shares?

You have four ways you may vote your shares:

1.	You may vote in person at the meeting. Even if you plan to attend the meeting, we encourage you to vote your shares by proxy.

2.	You may vote by mail by completing, signing, dating and returning the enclosed proxy in the self-addressed, stamped envelope provided.

3.	You may vote by telephone (touch-tone phones only) by calling toll-free 1-800-PROXIES (776-9437) and following the instructions. Please have your control number located on the enclosed proxy card available when you call.

4.	You may vote via the Internet by accessing the web page “www.voteproxy.com” and following the on-screen instructions. Please have your control number located on the enclosed proxy card available when you access the web page.

Can I change or revoke my vote?

Anyone giving a proxy may revoke it at any time before it is voted. A proxy can be changed or revoked by voting in person at the meeting, delivering another proxy, or notifying Tredegar’s Secretary in writing that you want to change or revoke your proxy. All signed proxies that have not been revoked will be voted at the Annual Meeting. If your proxy contains any specific instructions, they will be followed.

What does it mean if I receive more than one proxy card?

If you receive more than one proxy card, it means you have multiple accounts at our transfer agent, American Stock Transfer & Trust Company. We encourage you to consolidate your accounts in the same name and address whenever possible. Please contact our transfer agent at 1-800-937-5449 for information.

What constitutes a quorum for the meeting?

A quorum is a majority of the outstanding shares, present in person or represented by proxy. A quorum is necessary to conduct business at the Annual Meeting.

How is a nominee for Director elected?

A nominee is elected to the Board if a plurality of votes cast in the election of directors is cast “for” the nominee. Signing and returning your proxy card will constitute a vote “for” all of the nominees unless your proxy specifies that you are withholding authority to vote for any of the nominees. Any votes withheld and any broker non-votes will not be counted in determining the number of votes cast. In the event that any nominee for director is unavailable for election, the Board may either reduce the number of directors or choose a substitute nominee. If the Board selects a substitute nominee, the shares represented by proxy will be voted for the substitute nominee, unless other instructions are given in the proxy.

May I make a nomination for director?

Tredegar’s By-laws allow any shareholder who is entitled to vote in the election of directors to nominate a director. To do so, the shareholder must give written notice to Tredegar’s Secretary at least ninety days before the Annual Meeting of Shareholders or, when an election is to be held at a special meeting of shareholders, by the close of business on the seventh day following the day that the notice of the special meeting is given to shareholders. The notice must include the following information: (i) the name and address of the shareholder and of each person nominated, (ii) the shareholder’s representation that he or she is a recordholder of Tredegar’s Common Stock and that he or she is entitled to vote at the meeting and will appear in person or by proxy at the meeting to nominate the individuals named in the notice, (iii) a description of all arrangements or understandings between the shareholder and each nominee and any other person pursuant to which the nomination is being made, (iv) the information on each nominee required under the applicable rules of the Securities and Exchange Commission to be included in a proxy, and (v) a written consent from each nominee for director stating that the nominee will serve as a director of Tredegar if elected.

Who pays for the solicitation of proxies?

Tredegar will pay the cost of soliciting proxies and may use employees to solicit proxies by mail, in person or by telephone. Georgeson Shareholder (“Georgeson”) has been engaged to solicit proxies from brokers, nominees, fiduciaries and other custodians. Tredegar will pay Georgeson $4,500 for its services and will reimburse Georgeson for its out-of-pocket expenses.

May shareholders ask questions at the meeting?

Yes. At the end of the meeting, representatives of Tredegar will answer questions from shareholders.

Is it possible to receive future mailings electronically?

Yes. If you are interested in receiving future shareholder communications electronically rather than receiving paper copies, you may sign up by accessing the webpage “www.investpower.com”. After you have accessed the webpage, click on the “Enroll to receive mailings via E-Mail” link at the bottom of the page. Have your proxy card available for your account number, which is required to sign up. Tredegar’s company number is 06367. You then enter your account number located above your name on the proxy card and your E-Mail address in the spaces provided. After all information has been provided, click on the “Go” icon. When future shareholder communications become available, you will receive an E-Mail letting you know that you may download documents from Tredegar’s website.

ELECTION OF DIRECTORS

        The Board is divided into three classes of directors. Each class of directors serves for three years. The term for each class is staggered so that one class is elected at each annual meeting.

        The terms of Ms. Phyllis Cothran and Messrs. Richard W. Goodrum and Floyd D. Gottwald, Jr., will expire at the 2002 Annual Meeting. Ms. Phyllis Cothran and Mr. Floyd D. Gottwald, Jr., have been nominated by the Board for election at the 2002 Annual Meeting for the term expiring at the 2005 Annual Meeting of Shareholders. Mr. Richard W. Goodrum has been nominated by the Board for election at the 2002 Annual Meeting for the term expiring at the 2004 Annual Meeting and will belong to the same class of directors as Messrs. John D. Gottwald and Thomas G. Slater, Jr.

THE BOARD RECOMMENDS THAT THE SHAREHOLDERS VOTE "FOR" ALL OF THE NOMINEES.

TREDEGAR’S BOARD OF DIRECTORS

Austin Brockenbrough, III, 65

Managing Director and President of Lowe, Brockenbrough & Company, Inc. (private investment counseling firm) since 1970. Other directorship: Trustee of The Williamsburg Investment Trust. Director since 1993. Term expires 2003.

Phyllis Cothran, 55

Retired, having served previously as President and Chief Operating Officer of Trigon Blue Cross Blue Shield, a health insurance (and related services) company, from November, 1990 until March 31, 1997. Other directorship: Ethyl Corporation (“Ethyl”), a petroleum additives company. Director since 1993. Term expires 2002.

Richard W. Goodrum, 74

Retired, having served previously as Executive Vice President and Chief Operating Officer of Tredegar from July 10, 1989 until March 31, 1996. Director since 1989. Term expires 2002.

Floyd D. Gottwald, Jr., 79

Chief Executive Officer of Albemarle Corporation, a chemicals company (“Albemarle”), since March 1, 1994; having served previously as Chairman of the Board of Albemarle from March, 1994 until March, 2001. Other directorship: Albemarle. Director since 1989. Term expires 2002.

John D. Gottwald, 47

Chairman of the Board of Directors of Tredegar since September 10, 2001; having served previously as President and Chief Executive Officer of Tredegar from July 10, 1989 until September 10, 2001. Other directorship: Albemarle. Director since 1989. Term expires 2004.

William M. Gottwald, 54

Chairman of the Board of Directors of Albemarle since March, 2001; having served previously as Vice President, Corporate Strategy, of Albemarle from August, 1996 until March, 2001. Other directorship: Albemarle. Director since 1997. Term expires 2003.

Richard L. Morrill, 62

Chancellor and Distinguished University Professor of Ethics and Democratic Values, University of Richmond since July 1, 1998; having served previously as President of the University of Richmond from 1988 until June 30, 1998. Other directorships: Albemarle and Trustee of The Williamsburg Investment Trust. Director since 1997. Term expires 2003.

Norman A. Scher, 64

President and Chief Executive Officer of Tredegar since September 10, 2001; having served previously as Executive Vice President and Chief Financial Officer of Tredegar from July 10, 1989 until September 10, 2001. Other directorship: DIMON, Incorporated. Director since 1989. Term expires 2003.

Thomas G. Slater, Jr., 58

Partner of Hunton & Williams, a law firm, since 1976. Director since 1998. Term expires 2004.

        John D. Gottwald and William M. Gottwald are brothers and are sons of Floyd D. Gottwald, Jr. The Gottwalds may be deemed to be "control persons" of Tredegar. In addition, Thomas G. Slater, Jr., is married to John D. Gottwald's sister-in-law.

COMPENSATION OF DIRECTORS

        Each member of the Board who was not an employee of Tredegar or any of its subsidiaries was paid $1,000 for attendance at each of the Board meetings held in 2001. Each director was paid $1,000 for each Board committee meeting attended during 2001, with the exception of the Investment Policy Committee. Each chairperson of a Board committee received an additional $250 for attendance at each meeting of his or her committee, with the exception of the Investment Policy Committee. Each member of the Investment Policy Committee was paid $500 for each meeting attended during 2001. A director who participated in a Board or committee meeting by telephone was paid $250 for that meeting. In addition, each director was paid a quarterly fee of $4,400 during the first two quarters of 2001. For the third and fourth quarters of 2001, each director was paid $4,000 and received one hundred shares of Tredegar Common Stock. Employee members of the Board are not paid separately for their service on the Board.

BOARD MEETINGS

        There were five meetings of the Board held in 2001. All of the directors attended 100% of the total number of Board meetings and Board committee meetings (of which the director was a member) held in 2001.

BOARD COMMITTEES

Committee and Members	Functions	Number of Meetings

AUDIT: Austin Brockenbrough, III Phyllis Cothran* Richard W. Goodrum	Reviews financial reporting, policies, procedures and internal controls Recommends appointment of outside auditors Oversees auditing procedures Receives from and discusses with outside auditors written disclosures as to outside auditors' independence	2

COMPENSATION: Austin Brockenbrough, III Phyllis Cothran Richard L. Morrill*	Approves the salaries and bonus awards of executive officers Grants awards under Tredegar's stock incentive plan (other than the Directors' Stock Plan)	4

EXECUTIVE: Richard W. Goodrum John D. Gottwald* Norman A. Scher	Acts on the Board's behalf pursuant to Tredegar's By-laws, except as limited by the Virginia Stock Corporation Act, and except with respect to the compensation of executive officers	2**

NOMINATING AND GOVERNANCE: John D. Gottwald* Richard L. Morrill Thomas G. Slater, Jr.	Reviews the composition of the Board to insure a balance of appropriate skills and characteristics Develops criteria for director searches and recommends nominees for election as directors Makes recommendations regarding term of office, classification and compensation of directors Reviews public policy issues which affect the image of Tredegar Recommends actions to increase Board's effectiveness	2

*Committee Chairperson
**In addition to these meetings, the Executive Committee acted by unanimous written consent as necessary.

        Tredegar’s Audit Committee consists of Phyllis Cothran (Chairperson), Austin Brockenbrough, III and Richard W. Goodrum. Tredegar’s Common Stock is listed on the New York Stock Exchange (the “NYSE”) and, as such, Tredegar is governed by the listing standards of the NYSE. Sections 303.01(B)(2)(a) and (3) of the NYSE’s listing standards requires that Tredegar’s Audit Committee be comprised of at least three members, each of whom must be an “independent director.” All three of Tredegar’s Audit Committee members are independent directors. Because Mr. Goodrum is a consultant of Tredegar as described on page 17 of this Proxy, in accordance with Section 303.01(B(3)(b) of the NYSE listing standards, the Board of Directors determined in its business judgment that the relationship between Mr. Goodrum and Tredegar does not interfere with Mr. Goodrum’s exercise of independent judgment.

        Tredegar also has an Investment Policy Committee which administers Tredegar’s Investment Conflict of Interest Policy and meets as necessary to review and act upon requests by officers, directors, employees and consultants to invest or dispose of investments in entities in which Tredegar has an investment. The Investment Policy Committee did not meet during 2001 as no such requests were submitted.

STOCK OWNERSHIP

        Below is information on the beneficial ownership of Tredegar’s Common Stock by the directors, nominees and the executive officers named in the Summary Compensation Table as of February 1, 2002. The table also shows the beneficial ownership of all directors and executive officers of Tredegar as a group as of February 1, 2002.

                                                   Security Ownership of Management
                                                   --------------------------------

                                                                           Number of Shares
                                                 Number of Shares            with Shared           Total
                                                  with Sole Voting            Voting and           Number
                                                   and Investment             Investment             of                 Percent of
                                                       Power                     Power             Shares                Class(a)
                                                       -----                     -----             ------                --------
                                             Outstanding      Options
                                             -----------      -------
Directors, Nominees and
   Certain Executive Officers(b)
Austin Brockenbrough, III                           58,200           900              50,560           109,660  (c)
Thomas G. Cochran                                    5,247        60,250                  --            65,497
Phyllis Cothran                                     17,300           900                  --            18,200
D. Andrew Edwards                                    8,864       111,250                  --           120,114
Richard W. Goodrum                                 297,661       158,400                  --           456,061         1.19%
Floyd D. Gottwald, Jr.                           3,376,546           900             259,318         3,636,764  (d)    9.51%
John D. Gottwald                                 2,008,928       230,250             728,683         2,967,861  (e)    7.71%
William M. Gottwald                                101,853           900             579,562           682,315  (f)    1.78%
Douglas R. Monk                                     46,905       228,750               5,400           281,055  (g)
Richard L. Morrill                                   4,200           900                  --             5,100
Norman A. Scher                                    223,186       254,250                 180           477,616         1.24%
Thomas G. Slater, Jr.                                  200           900               2,200             3,300  (h)
Management
All directors and executive                      6,237,680     1,400,950           1,625,903         9,251,027  (k)    23.33%
   officers as a group (16)(i)(j)

__________

        (a) Unless a specific percentage is noted in this column, each person owns less than 1% of Tredegar’s outstanding Common Stock.

        (b) Some of the shares may be considered to be beneficially owned by more than one person or group listed and are included in the table for each.

        (c) Austin Brockenbrough, III, disclaims beneficial ownership of 50,560 shares of Common Stock.

        (d) Floyd D. Gottwald, Jr., disclaims beneficial ownership of 259,318 shares of Common Stock.

        (e) John D. Gottwald disclaims beneficial ownership of 183,261 shares of Common Stock.

        (f) William M. Gottwald disclaims beneficial ownership of 118,678 shares of Common Stock.

        (g) Douglas R. Monk disclaims beneficial ownership of 51,306 shares of Common Stock.

        (h) Thomas G. Slater, Jr., disclaims beneficial ownership of 2,200 shares of Common Stock.

        (i) The directors, nominees and executive officers have sole voting and investment power over their shares, except for those listed in the third column, which are held by or jointly with spouses, by children or in partnerships and trusts. Any shares held under Albemarle’s or Tredegar’s benefit plans for any director, nominee or executive officer are included in the number of shares over which that person has sole voting or investment power. Shares held by the trustees of those plans for other employees are not included. See Note (d) to the table “Security Ownership of Certain Beneficial Owners” below.

        (j) Two directors share voting and investment power for 13,506 shares. This overlap in beneficial ownership has been eliminated in calculating the number of shares and the percentage of class owned by Management.

        (k) The above table does not include some of the shares owned by the adult children of Floyd D. Gottwald, Jr. Floyd D. Gottwald, Jr., John D. Gottwald and William M. Gottwald may be considered a “group” under Section 13(d) of the Securities Exchange Act of 1934, and the shares owned or attributed to them and their children are reported in the table “Security Ownership of Certain Beneficial Owners” below. If all of those shares were included in the table above, the total number of shares held by Management would be 10,137,751 (and 25.56% of total shares outstanding).

        The table below lists any person (including any “group” as defined in Section 13(d)(3) of the Securities Exchange Act of 1934) known to Tredegar that beneficially owned more than 5% of Tredegar’s Common Stock on February 1, 2002.

                                   Security Ownership of Certain Beneficial Owners
                                   -----------------------------------------------

   Names and Addresses                            Number                 Percent
  of Beneficial Owners                           of Shares                Class
  --------------------                           ---------                -----
Floyd D. Gottwald, Jr.,
   John D. Gottwald, and
   William M. Gottwald (a)
330 South Fourth Street
Richmond, VA  23217                               8,160,158(b)(c)         21.20%

Bruce C. Gottwald
330 South Fourth Street                           4,471,816               11.69%
Richmond, VA  23217

Shapiro Capital Management Company, Inc.
   Samuel R. Shapiro,
   The Kaleidoscope Fund, L.P.
3060 Peachtree Road, N.W.                          2,085,161               5.45%
Atlanta, GA  30305

Frank Russell Trust Company,
   as Trustee for the Tredegar Corporation
   Retirement Savings Plan
909 A Street                                       3,652,144(c)(d)         9.55%
Tacoma, WA  98402
___________________

        (a) Floyd D. Gottwald, Jr., John D. Gottwald and William M. Gottwald (the “Gottwalds”), together with members of their immediate families, may be deemed to be a “group” for purposes of Section 13(d)(3) of the Securities Exchange Act of 1934, although there is no agreement among them with respect to the acquisition, retention, disposition or voting of Common Stock.

        (b) The Gottwalds, individually or together, have sole voting and investment power over all of the shares disclosed except for 2,555,493 shares held by their respective wives and children, and in trusts, some of which might be deemed to be beneficially owned by the Gottwalds under the rules and regulations of the Securities and Exchange Commission, but as to which the Gottwalds disclaim beneficial ownership. Shares owned by the adult children of Floyd D. Gottwald, Jr., are included in the group holdings of the Gottwalds.

        (c) This amount includes 229,360 shares owned of record by Frank Russell Trust Company, Tacoma, Washington (the “Trustee”), as trustee of the Tredegar Corporation Retirement Savings Plan (the “Tredegar Savings Plan”) for the benefit of John D. Gottwald.

        (d) Shares held under the Tredegar Savings Plan are voted by the Trustee according to instructions obtained from employees participating in the plan. If a participating employee does not give the Trustee voting instructions, his or her shares are voted by the Trustee according to the Board’s recommendations to the shareholders (as long as doing so is consistent with the Trustee’s fiduciary duties). Because members of the Gottwald family are executive officers, directors and the largest shareholders of Tredegar, they may be considered to be “control persons” of Tredegar and to have the ability to control the recommendations of the Board.

COMPENSATION OF EXECUTIVE OFFICERS

Executive Compensation

        John D. Gottwald was named Chairman of the Board and Norman A. Scher was named President and Chief Executive Officer on September 10, 2001. This table shows information on compensation paid by Tredegar to the Chief Executive Officer and the four other highest paid executive officers for their services to Tredegar for the fiscal years ended December 31, 2001, 2000 and 1999, respectively.

Summary Compensation Table

         Name and                                   Annual                            Long-Term
    Principal Position                           Compensation                     Compensation Awards
                                                                                               Securities
                                                                            Restricted          Underlying             All Other
                                                                Bonus      Stock Award          Options/            Compensation
                                       Year    Salary ($)        ($)            ($)              SARs (#)                 ($)

          John D. Gottwald             2001    373,620            -0-       228,600(1)             -0-                 20,089(2)
        Chairman of the Board          2000    379,762            -0-                            44,000                20,295(2)
        (CEO through 9/10/01)          1999    365,208         100,000                           88,000                19,481(2)

           Norman A. Scher             2001    360,432            -0-                              -0-                 19,150(3)
            President and              2000    327,500            -0-                            32,000                17,426(3)
       Chief Executive Officer         1999    327,500          75,000                           64,000                17,357(3)
           (as of 9/10/01)

           Douglas R. Monk             2001    323,792            -0-                              -0-                 16,558(4)
      Executive Vice President         2000    301,083            -0-                            32,000                15,362(4)
     and Chief Operating Officer       1999    258,333          85,000                           64,000                13,040(4)

          Thomas G. Cochran            2001    176,667          43,200                             -0-                  8,846(5)
         Vice President and            2000    145,374            -0-                            12,000                 7,761(5)
      President, Film Products         1999    131,757            -0-                            28,000                 6,598(5)

          D. Andrew Edwards            2001    200,000            -0-                              -0-                 10,102(6)
       Vice President, Finance         2000    170,000            -0-                            18,000                 8,682(6)
            and Treasurer              1999    150,500          45,000                           36,000                 7,705(6)

__________

        1Reflects the value of 12,000 shares of restricted stock granted to John D. Gottwald on September 10, 2001, based on $19.05 a share, the closing market price of Tredegar Common Stock on that date. At the end of 2001, John D. Gottwald held a total of 12,000 shares of restricted stock which were valued at $228,000 as of December 31, 2001 ($19 per share). The restricted stock will vest on September 10, 2002 as long as Mr. Gottwald continues to serve as Tredegar’s Chairman of the Board. Mr. Gottwald receives dividends on the shares of restricted stock.

        2Matching contributions under the Tredegar Corporation Retirement Savings Plan (the “Savings Plan”) ($8,500 for 2000 and 2001 and $8,000 for 1999) and credit under the Savings Plan Benefit Restoration Plan (the “SPBR Plan”) ($11,589 for 2001, $11,795 for 2000 and $11,481 for 1999).

        3Matching contributions under the Savings Plan ($8,500 for 2000 and 2001 and $8,000 for 1999) and credit under the SPBR Plan ($10,650 for 2001, $8,926 for 2000 and $9,357 for 1999).

        4Matching contributions under the Savings Plan ($8,500 for 2000 and 2001 and $8,000 for 1999) and credit under the SPBR Plan ($8,058 for 2001, $6,862 for 2000 and $5,040 for 1999).

        5Matching contributions under the Savings Plan ($8,500 for 2001, $7,417 for 2000 and $6,588 for 1999) and credit under the SPBR Plan ($346 for 2001, $343 for 2000 and $10 for 1999).

        6Matching contributions under the Savings Plan ($8,500 for 2001, $8,125 for 2000 and $7,525 for 1999) and credit under the SPBR Plan ($1,602 for 2001, $557 for 2000 and $180 for 1999).

Stock Options and SARs

        There were no stock options or SARs granted to any of the executive officers named in the Summary Compensation Table during the fiscal year ended December 31, 2001.

        The following describes the options exercised by the executive officers named in the Summary Compensation Table during 2001 and the year-end value of all unexercised stock options and SARs held by those executive officers.

Aggregated Option/SAR Exercises

In Last Fiscal Year And FY-End Option/SAR Values

                                                                              Number of
                                                                        Securities Underlying              Value of
                                                                             Unexercised                 Unexercised
                                                                           Options/SARs at               In-the-Money
                                                                         Fiscal Year-End (#)           Options/SARs at
                                                                                                     Fiscal Year-End ($)1
                                Shares Acquired           Value              Exercisable/                Exercisable/
            Name                On Exercise (#)       Realized ($)2         Unexercisable               Unexercisable
            ----                ---------------       ------------          -------------               -------------
John D. Gottwald                      -0-                  -0-              186,250/44,000                400,125/0
Norman A. Scher                       -0-                  -0-              222,250/32,000               1,474,118/0
Douglas R. Monk                      12,235              183,403            196,750/32,000               1,396,058/0
Thomas G. Cochran                     -0-                  -0-              48,250/12,000                 250,163/0
D. Andrew Edwards                     -0-                  -0-              93,250/18,000                 449,328/0

__________

        1Based on the closing price of $19.00 on December 31, 2001.

        2"Value Realized" should not be interpreted to mean that the shares acquired upon exercise have been sold.

Retirement Benefits

        All of the executive officers participate in the Tredegar Corporation Retirement Income Plan (the “Pension Plan”). The Pension Plan’s typical retirement benefit equals 1.1% of the participant’s final average earnings up to his Social Security covered compensation, multiplied by his years of pension benefit service, plus 1.5% of Final Average Earnings (as defined in footnote 3 to the table below) in excess of covered compensation, multiplied by his years of pension benefit service. There is no deduction for Social Security benefits. Estimated annual benefits under the Pension Plan upon retirement at age 65, determined as of December 31, 2001, to persons with specified earnings and years of pension benefit service are set forth in the table below.

        The Internal Revenue Code limits (a) the annual retirement benefit that may be paid under the Pension Plan and (b) the earnings that may be used in computing a benefit. The maximum benefit and earnings limitations are adjusted each year to reflect changes in the cost of living. For 2001, the maximum benefit limitation was $136,054 (based on a five-year certain and life annuity payable at age 65) and the earnings limitation was $170,000.

        Messrs. Gottwald, Scher and Monk also participate in the Tredegar Corporation Retirement Benefit Restoration Plan (the “Restoration Plan”). The Restoration Plan restores benefits that cannot be paid under the Pension Plan due to the Internal Revenue Code maximum benefit limitation, the earnings limitation, or both. The benefit payable under the Restoration Plan is calculated by subtracting the amount that would have been payable under the Pension Plan if not for the Internal Revenue Code limitations and the amount actually payable under the Pension Plan.

Pension Plan Table
(Estimated Annual Benefits Payable at Retirement(1)(2))

        Remuneration
(Final-Average Earnings)(3)                       Years of Service(4)
----------------------------------   -----------------------------------------------------------------------------------------------
                                           10            15            20            25            30            35            40
                                           --            --            --            --            --            --            --

 $125,000.........................        17,266        25,899        34,533        43,166        51,799        60,432        69,065
  150,000.........................        21,016        31,524        42,033        52,541        63,049        73,557        84,065
  175,000.........................        24,766        37,149        49,533        61,916        74,299        86,682        99,065
  200,000.........................        28,516        42,774        57,033        71,291        85,549        99,807       114,065
  225,000.........................        32,266        48,399        64,533        80,666        96,799       112,932       129,065
  250,000.........................        36,016        54,024        72,033        90,041       108,049       126,057       144,065
  300,000.........................        43,516        65,274        87,033       108,791       130,549       152,307       174,065
  350,000.........................        51,016        76,524       102,033       127,541       153,049       178,557       204,065
  400,000.........................        58,516        87,774       117,033       146,291       175,549       204,807       234,065
  450,000.........................        66,016        99,024       132,033       165,041       198,049       231,057       264,065
  500,000.........................        73,516       110,274       147,033       183,791       220,549       257,307       294,065

__________

        (1) The estimated benefits assume retirement at age 65 and payment for the lifetime of the participant, with five years of payments guaranteed (the normal form of payment under the Pension Plan and the Restoration Plan). The table assumes reaching age 65 in 2001 and covered compensation of $37,092.

        (2) The estimated benefit set forth in the table was determined using the Internal Revenue Code limitation on earnings that may be used in computing a benefit. The earnings limitation is subject to a transition rule that preserves benefits accrued as of December 31, 1993 based on higher compensation levels. Messrs. Gottwald and Scher have annual accrued benefits of $49,718 and $13,571, respectively, under that transition rule.

        (3) Final-average earnings is the average of the highest three consecutive calendar years' earnings (base earnings plus 50% of bonuses) during the ten consecutive years immediately preceding the date of determination. As of December 31, 2001, the final average earnings under the Pension Plan for each of the executive officers named in the Summary Compensation Table is as follows: John D. Gottwald, $166,667; Norman A. Scher, $166,667; Douglas R. Monk, $166,667; Thomas G. Cochran, $155,452; and D. Andrew Edwards, $166,667. As of December 31, 2001, the final average earnings considered under the Restoration Plan for Messrs. Gottwald, Scher and Monk was $430,212, $381,597 and $322,736, respectively.

        (4) The years of pension benefit service for each of the executive officers named in the Summary Compensation Table are: John D. Gottwald, 23; Norman A. Scher, 12; Douglas R. Monk, 26; Thomas G. Cochran, 6; and D. Andrew Edwards, 9.

Consulting Agreement with Richard W. Goodrum

        Tredegar has a consulting agreement with Richard W. Goodrum, who retired as Executive Vice President and Chief Operating Officer of Tredegar on March 31, 1996. Under the terms of that agreement, Mr. Goodrum continues to serve on Tredegar's Executive Committee and provides other services to Tredegar. As compensation, Tredegar pays Mr. Goodrum $20,000 annually. The agreement automatically renews for one-year periods on March 31st of each year, unless Mr. Goodrum or Tredegar terminates the agreement at least 30 days before the expiration of the then current term of the agreement.

Compensation Committee Report on Executive Compensation

        Tredegar’s Executive Compensation Committee (the “Committee”) is comprised of three independent directors. No Committee member is a current or former employee of Tredegar or any of its subsidiaries. The Committee’s role is to review and approve practices and policies related to compensation primarily for executive officers, including those officers listed in this proxy statement.

Compensation Philosophy

        The Committee’s philosophy is that executive compensation plans should be designed and administered to motivate and retain highly qualified executives, and include incentives linked closely to financial performance and enhanced shareholder value. Tredegar maintains a strong pay-for-performance culture, where a significant portion of executive compensation is linked to performance. This emphasis on at-risk compensation supports Tredegar’s goal to control fixed cost, which is critical to the Company’s continued success. However, Tredegar should remain competitive with salaries.

Base Salaries

        In determining base salaries, Tredegar identifies a reasonable range around the median for comparable executive positions in a comparison group of companies. Officer salaries are generally set within this range based on individual performance and experience. Annual salary increases are determined based on a variety of factors including average increases in comparison companies, individual performance (evaluated subjectively), the competitiveness of the officer’s salary, Tredegar’s financial condition, and other variable components of compensation.

        The comparison group for compensation is not the same as the published industry index that appears in the performance graph of this proxy statement, because index companies are not necessarily direct competitors for executive talent. Comparison companies are chosen, and information on pay evaluated, with the assistance of independent consultants.

Annual Incentives

        Although incentive awards for corporate executives are generally discretionary, annual incentives are determined based on an assessment of Company performance on a broad range of financial measures as well as progress on strategic issues. Division executives’ incentives are determined by actual performance versus pre-established division-specific goals. Although other financial measures are incorporated, economic profit added is typically the most widely used and heavily weighted performance measure for the divisions.

        In 2001, corporate executive officers did not receive an annual incentive payment due to performance targets not being achieved during the year. The President of the Film Products division, who is also a Corporate Vice President, received an award based on the financial performance of that division.

Stock Options

        Stock options are considered an important part of compensation at Tredegar. Through options, employee and shareholder interests are more closely tied. Over time, the stock price reflects management’s performance. As of February 1, 2002, 1,446 employees held stock options.

        Tredegar has one stock incentive plan (the “SIP”) available for awards to executive officers and other employees and individuals providing valuable services to Tredegar or its subsidiaries. Consistent with the objective of closely aligning executives’ interests with those of Tredegar shareholders, the SIP enables the Committee to grant stock options and shares of restricted stock. The Committee determines the terms and conditions of any options or restricted stock granted. Each year the Committee considers granting awards under the SIP.

        Executive officers as a group were granted options for 161,000 shares on January 2, 2002 with the CEO receiving an option for 35,000 shares. Options were granted at fair market value on the grant date ($18.90 per share).

CEO Compensation

        On September 10, 2001, Norman Scher was elected President and Chief Executive Officer. John D. Gottwald, who had served as President and CEO since 1989, assumed the newly created position of Chairman of the Board. Commensurate with this leadership change, Mr. Scher's annual base salary was increased to $410,000, and Mr. Gottwald's salary was reduced to $325,000. Neither Mr. Scher nor Mr. Gottwald received annual incentive awards for 2001.

        In recognition of his contribution as President and CEO since the inception of the Company, Mr. Gottwald received 12,000 shares of restricted stock, which will vest on the one-year anniversary of his election to Chairman of the Board.

Corporate Tax Considerations

        A law, effective in 1994, disallows corporate tax deductions for executive compensation in excess of $1 million for “proxy table” executives. This law, covered in Internal Revenue Code Section 162(m), allows certain exemptions to the deduction cap, including pay programs that depend on formulas and, therefore, are “performance-based” rather than discretionary.

        While significant parts of Tredegar’s compensation program are discretionary, the Company is not currently in danger of losing deductions under Code Section 162(m). The Committee will carefully review any compensation plan or action that would result in the disallowance of compensation deductions. The Committee will consider a variety of factors, including the amount of any deductions that may be lost.

Executive Compensation Committee:

          Richard L. Morrill, Chairman
          Austin Brockenbrough, III
          Phyllis Cothran

February 14, 2002

Audit Committee Report

        The Audit Committee oversees the quality and integrity of Tredegar’s financial reporting processes and its systems of internal accounting controls. Management is responsible for preparing Tredegar’s financial statements and the independent accountants are responsible for performing an independent audit of those financial statements. The Audit Committee operates under a written charter that has been adopted by Tredegar’s Board of Directors.

        The Audit Committee has met and held discussions with management and PricewaterhouseCoopers LLP (“PwC”), Tredegar’s independent accountants, regarding Tredegar’s audited 2001 consolidated financial statements. Management represented to the Audit Committee that Tredegar’s consolidated financial statements were prepared in accordance with generally accepted accounting principles, and the Audit Committee has reviewed and discussed the consolidated financial statements with management and PwC.

        The Audit Committee has discussed with PwC the matters required to be discussed by Statement on Auditing Standards No. 61 (Codification of Statements on Accounting Standards), as amended. In addition, the Audit Committee has received the written disclosures and the letter from PwC relating to the independence of that firm as required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and has discussed with PwC that firm’s independence from Tredegar.

        In reliance upon the Audit Committee’s discussions with management and PwC and the Audit Committee’s review of the representation of management and the report of PwC to the Audit Committee, the Audit Committee recommended that the Board of Directors include the audited consolidated financial statements in Tredegar’s Annual Report on Form 10-K for the year ended December 31, 2001 to be filed with the Securities and Exchange Commission.

Audit Committee:

          Phyllis Cothran, Chairperson
          Austin Brockenbrough, III
          Richmond W. Goodrum

February 5, 2002

DESIGNATION OF AUDITORS

        The Board has designated PricewaterhouseCoopers LLP, certified public accountants, as Tredegar’s independent auditors for the year 2002, subject to shareholder approval. This firm has audited Tredegar’s financial statements since Tredegar became an independent company. A representative of PricewaterhouseCoopers LLP is expected to be present at the meeting. This representative will have an opportunity to make a statement to the shareholders and will be available to answer questions.

        PricewaterhouseCoopers LLP’s main function is to audit the consolidated financial statements of Tredegar and its subsidiaries and, in connection with the audit, to review related filings with the Securities and Exchange Commission and to conduct limited reviews of the unaudited financial statements included in each of Tredegar’s quarterly reports.

Audit Fees

        The aggregate fees billed by PricewaterhouseCoopers LLP (“PwC”) for the fiscal year ended December 31, 2001 to audit Tredegar’s annual financial statements and to review its quarterly financial statements were $428,862.

Financial Information Systems Design and Implementation Fees

        PwC did not bill Tredegar for any fees related to financial information systems design and implementation.

All Other Fees

        The aggregate fees billed by PwC for all non-audit services rendered during the fiscal year ended December 31, 2001 were $70,178.

        The Audit Committee considered whether the provision of non-audit services is compatible with maintaining PwC’s independence.

THE BOARD RECOMMENDS THAT THE SHAREHOLDERS VOTE “FOR” THE DESIGNATION OF PRICEWATERHOUSECOOPERS LLP AS AUDITORS.

COMPARATIVE COMPANY PERFORMANCE

        The following graph compares cumulative total returns for Tredegar, the S&P Small Cap 600® Stock Index, and the S&P Manufacturing (Diversified Industries), a nationally recognized industry index, since December 31, 1996. The comparison assumes $100 was invested on December 31, 1996, with dividends reinvested.

                                      Fiscal Year Ended December 31

                          1996      1997      1998      1999     2000       2001
                          ----      ----      ----      ----     ----       ----

TREDEGAR                   100       165       170        158      134       148
S&P SMALL CAP 600(R)       100       126       129        145      162       195
S&P MFG.                   100       119       138        170      202       199

PROPOSALS FOR 2003 ANNUAL MEETING

        The regulations of the Securities and Exchange Commission require any shareholder wishing to make a proposal to be acted upon at the 2003 Annual Meeting of Shareholders to present the proposal to Tredegar at its principal office in Richmond, Virginia, no later than November 27, 2002. Written proposals received by that date will be considered for inclusion in Tredegar’s proxy statement.

        Tredegar’s By-laws also require any shareholder wishing to make a proposal to be acted on at an annual meeting to give written notice to the Secretary of Tredegar no later than ninety days before the meeting. The notice must contain (i) a brief description of the business to be brought before the annual meeting (including the specific proposal to be presented) and the reasons for addressing it at the annual meeting, (ii) the name, record address, and class and number of shares beneficially owned by the shareholder proposing such business, and (iii) any material interest of the shareholder in such business.

ANNUAL REPORT ON FORM 10-K

        Tredegar will provide without charge to each person to whom this proxy statement has been delivered, on the written request of any such person, a copy of Tredegar’s Annual Report on Form 10-K for the fiscal year ended December 31, 2001, including the financial statements and financial statement schedules. Requests should be directed to Tredegar Corporation, 1100 Boulders Parkway, Richmond, Virginia, 23225, Attention: Corporate Secretary. A list of exhibits to the Form 10-K, showing the cost of each, will be delivered with the copy of the Form 10-K. Any of the exhibits will be provided upon payment of the charge noted on the list.

OTHER MATTERS

        The Board is not aware of any matters to be presented for action at the Annual Meeting of Shareholders other than as described in this proxy statement. However, if any other matters are properly raised at the meeting or in any adjournment of the meeting, the person or persons voting the proxies will vote them in accordance with their best judgment.

By Order of the Board of Directors /s/ Nancy M. Taylor Nancy M. Taylor, Secretary

TREDEGAR CORPORATION

Richmond, Virginia

PROXY FOR ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD APRIL 25, 2002

PROXY VOTING INSTRUCTIONS

TO VOTE BY MAIL

Please date, sign and mail your proxy card in the envelope provided as soon as possible.

TO VOTE BY TELEPHONE (TOUCH-TONE PHONES ONLY)

Please call toll-free 1-800-PROXIES (1-800-776-9437) and follow the instructions. Please have your control number and the proxy card available when you call.

TO VOTE BY INTERNET

Please access the web page at “www.voteproxy.com” and follow the on-screen instructions. Please have your control number available when you access the web page.

YOUR CONTROL NUMBER IS --------------------->

		FOR Nominees Listed	WITHHOLD AUTHORITY To Vote for Nominees Listed					FOR	AGAINST	ABSTAIN
1.	Election of Directors	[ ]	[ ]	Nominees:	Phyllis Cothran Richard W. Goodrum Floyd D. Gottwald, Jr.	2.	The proposal to approve PricewaterhouseCoopers LLP as the auditors for Tredegar for 2002	[ ]	[ ]	[ ]

INSTRUCTION: To withhold authority to vote for any of such nominees write the nominee's name on the line provided below. ______________________________________________________________________	The undersigned hereby appoints D. Andrew Edwards, Norman A. Scher and Nancy M. Taylor, or any of them, with full power of substitution in each, proxies (and if the undersinged is a proxy, substitute proxies) to vote all shares of stock of Tredegar Corporation that the undersigned is entitled to vote at the annual meeting of shareholders to be held on April 25, 2002, and at any and all adjournments of the meeting.

[ ] Until contrary notice to the Corporation, I consent to access all future proxy statements and annual reports issued by the Corporation over the internet (E-Mail address required).	In their discretion, the proxies are authorized to vote on such other business and matters incident to the conduct of the meeting as may properly come beore the meeting.

This Proxy is solicited on behalf of the Board of Directors. This Proxy, when properly executed, will be voted in the manner directed in this Proxy by the undersigned shareholder. If no direction is made, this Proxy will be voted for Proposals 1 and 2.

______________________________________________________________________	Dated:________________________, 2002
Signature of Shareholder

NOTE: Please sign name exactly as it appears on the stock certificate. Only one of several joint owners need sign. Fiduciaries should give full title.

Please mark, sign, date and return the proxy card promptly using the enclosed envelope.